SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                 UNITOG COMPANY

           (Exact name of registrant as specified in its charter)


        Delaware                                          44-0529828
(State or other jurisdiction	                        (I.R.S. Employer
of incorporation or organization)                   Identification No.)


101 West 11th Street, Kansas City, Missouri                64105
(Address of Principal Executive Offices)                (Zip Code)



                                  UNITOG COMPANY
                               1997 STOCK OPTION PLAN
                               (Full title of the plan)



                              ROBERT M. BARNES, Secretary
                                     Unitog Company
                                  101 West 11th Street
                               Kansas City, Missouri  64105
                         (Name and address of agent for service)

                                     (816) 474-7000
          (Telephone number, including area code, of agent for service)



                            CALCULATION OF REGISTRATION FEE

Title of       Amount to be    Proposed Maximum  Proposed Maximum  Amount of
Securities     Registered       Offering price     aggregate     registration
to be                             per share 1    offering price 1     fee 1
registered

Common Stock,    500,000  2       $22.625        $11,312,500.00    $3,428.03
par value $.01    shares
per share



1 Computed solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h), based on the high and low prices reported for the Common Stock on the Nasdaq National Market System for May 23, 1997.

2 Plus such additional shares as may be issued pursuant to antidilution provisions.

PAGE
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                                  Part II.

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents are incorporated by reference in this registration statement:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended January 26, 1997; and

          (b) The description of registrant's Common Stock contained in the Registration Statement on Form 8-A dated May 14, 1989, as amended under cover of Form 8, dated May 17, 1989, under
               Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable; the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

          The Opinion of Counsel was prepared by Robert M. Barnes, registrant's Vice President - General Counsel. As of March 1, 1997, Mr. Barnes beneficially owned 21,500 shares of registrant's common stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no

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reasonable cause to believe the person's conduct was unlawful.
Furthermore, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent, that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses such court deems are proper expenses.

          Registrant's Certificate of Incorporation and Bylaws provide that registrant shall indemnify its directors to the full extent permitted by law, and that it may, at the discretion of the Board of Directors, indemnify officers, employees or agents of the registrant to the full extent permitted by law. The Bylaws further provide that the registrant may purchase and maintain liability insurance on behalf of directors, officers, employees or agents of registrant, whether or not registrant would have the power to indemnify them against such liability under the provisions of law. Registrant maintains an officers and directors liability insurance policy insuring registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring registrant under certain circumstances, in the event that indemnification payments are made by registrant to such officers and directors.

          The Certificate of Incorporation provides that no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law. Notwithstanding the foregoing, a director shall be liable to the extent provided by existing Delaware general corporation law (a) for breaches of the director's duty of loyalty to the registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (d) for any transactions from which the director derived an improper personal benefit.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

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Item 8.   EXHIBITS

          The Exhibits to this Registration Statement are listed in the
Exhibit Index on Page 8 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.   UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) For the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES



          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 30th day of May, 1997.



                                           UNITOG COMPANY


                                       By: /s/  Randolph K. Rolf

                                           Randolph K. Rolf, Chairman and
                                           Chief Executive Officer and
                                           Director




                                POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Randolph K. Rolf, Robert F. Hagans and
J. Craig Peterson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



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

   Signature                     Title                              Date



/s/ Randolph K. Rolf          Chairman and Chief Executive     May 30, 1997
Randolph K. Rolf              Officer and Director


/s/ J. Craig Peterson         Executive Vice President, Chief  May 30, 1997
J. Craig Peterson             Administrative and Financial
                              Officer (Principal Financial
                              Officer)

/s/ Ronald J. Harden          Controller (Principal Accounting May 30, 1997
Ronald J. Harden              Officer)

/s/ G. Kenneth Baum           Director                         May 30, 1997
G. Kenneth Baum

/s/ John W. Caffry            Director                         May 30, 1997
John W. Caffry

/s/ D. Patrick Curran         Director                         May 30, 1997
D. Patrick Curran

/s/ Robert F. Hagans          Director                         May 30, 1997
Robert F. Hagans

/s/ David B. Sharrock         Director                         May 30, 1997
David B. Sharrock

/s/ William D. Thomas         Director                         May 30, 1997
William D. Thomas



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                                  EXHIBIT INDEX



Exhibit                                                      Sequentially
Number   Description of Documents                            Numbered Page



4.1      Specimen common stock certificate (filed as Exhibit       ---
         4(a) to registrant's registration statement on Form S-3
         (registration number 33-59628), incorporated herein by reference).

4.2      Second Rested Certificate of Incorporation (filed as      ---
         Exhibit 3(i) to the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995, and incorporated herein by reference).

4.3      Fourth Amended and Restated Bylaws, as amended (filed     ---
         as Exhibit 3(ii) to the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended July 30, 1995, and incorporated herein by reference).

5        Opinion of Counsel.                                        8

23.1     Consent of KPMG Peat Marwick, LLP.                         9

23.2     Consent of counsel (included in Exhibit 5).               ---

24       Power of Attorney (included on Signature Page of the      ---
         Registration Statement).




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                                       May 30, 1997



Unitog Company
101 West 11th Street
Kansas City, Missouri 64105

         Re:  Shares of Common Stock To Be Issued Under
              Unitog Company 1997 Stock Option Plan
              Registration Statement on Form S-8

Ladies and Gentlemen:

     I write as General Counsel of Unitog Company in connection with the above-captioned Registration Statement on Form S-8 filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 500,000 shares of Common Stock of Unitog Company, a Delaware corporation (the "Company"), which shares are issuable under the Unitog Company 1997 Stock Option Plan.

     I have examined the Second Restated Certificate of Incorporation of the Company, the current Bylaws of the Company, the Company's corporate minute books and such other records and other documents that I have deemed relevant to this opinion.

     Based on the foregoing, it is my opinion that the 500,000 shares of Common Stock when issued in the manner and as provided for in the Unitog Company 1997 Stock Option Plan, will be legally issued, fully paid and nonassessable, to the extent that such shares are authorized and unissued shares.

     I hereby consent to the inclusion in the Registration Statement of this opinion.


                                    Very truly yours,

                                    UNITOG COMPANY

                                    /s/ Robert M. Barnes
                                    Robert M. Barnes
                                    General Counsel



RMB:




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                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Unitog Company:



We consent to incorporation by reference in the Registration Statement on Form S-8 of Unitog Company relating to the Unitog Company 1997 Stock Option Plan of our report dated March 10, 1997 related to the consolidated balance sheets of Unitog Company and subsidiaries as of January 26, 1997 and January 28, 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended January 26, 1997, which report is incorporated by reference in the January 26, 1997 Annual Report on Form 10-K of Unitog Company.


                                           /s/ KPMG Peat Marwick LLP
                                           KPMG Peat Marwick LLP





Kansas City, Missouri
May 30, 1997

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